DealerTrack Acquires ClickMotive

DealerTrack®

DealerTrack Acquires ClickMotive for Approximately $48.9 million

- Provider of SaaS solutions for managing automotive digital marketing
- Award-winning platform powers dealership Internet departments
- Strong mix of customers including OEM, auto groups & franchised dealers
- Existing management team staying on with combined organization
- Sellers can earn additional consideration of up to $7.65 million subject to achieving certain 2013 performance targets

CLICKMOTIVE®



Web | Mobile | SEM | SEO | Social | Reviews

ClickMotive is a Leading Comprehensive Digital Marketing Platform

- Websites: Market-leader in high-converting dealer websites powered by a centralized digital marketing platform
- Mobile: Top-ranked mobile websites featuring inventory, images, pricing, content, lead tracking and custom designs
- SEM: High-converting search engine marketing services including keyword generators, bid management & campaign tools
- SEO: Professional white-hat search engine optimization services including keyword analysis, content authoring & reporting
- Social: Turn-key social media websites featuring synchronized inventory content with dealer websites & mobile websites
- Reviews: Tracking, training, analysis & reporting for online reviews and reputation management across review websites

ClickMotive Has Critical Customer Mass With Over 3,000 Automotive Dealerships

- Platform can be tailored for use by OEMs, regional ad associations, auto groups and individual dealerships
- Endorsed as the preferred website provider by multiple OEMs and several of the nation's largest auto groups
- ClickMotive's software platform is proven to be scalable and flexible for the largest automotive customers

Clear Benefits for DealerTrack

- Leverages DealerTrack's existing sales and marketing channels across all customer segments
- Potential cross-selling, up-selling and product bundling opportunities with little overlap
- Capitalizes on industry shift from traditional automotive transactions to digital retailing transactions
- Building center of excellence in Dallas area (ClickMotive and DealerTrack's eCarList / AAX teams in Dallas, TX area)

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